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                                                                    Exhibit 21.1

                                  SUBSIDIARIES
                       INTEGRATED SURGICAL SYSTEMS, INC.



                                  Jurisdiction
                                       of
Name                              Incorporation           Ownership
----                              -------------           ---------

Integrated Surgical
  Systems B.V.                    Netherlands                100%

Integrated Surgical
  Systems GmbH                    Germany                    100%

Innovative Medical
  Machines International,
  S.A. ("IMMI")                   France                     100%

Innovative Medical
  Machines International, Inc.    Delaware                   100%*



_____________
* Indirectly owned through IMMI.